SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

     Filed by the registrant  |X|
     Filed by a party other than the registrant |_|
     Check the appropriate box:
     |_|    Preliminary proxy statement    |_| Confidential, for Use of the Com-
                                               mission Only (as permitted by
                                               Rule 14a-6(e)(2))

     |X| Definitive proxy statement
     |_| Definitive  additional materials
     |_| Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                                 HYBRIDON, INC.
                                 --------------
                (Name of Registrant as Specified in Its Charter)


                                 --------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):
   |X|    No Fee required.
   |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
   (1)    Title of each class of securities to which transaction applies:

   (2)    Aggregate number of securities to which transaction applies:

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

   (4)    Proposed maximum aggregate value of transaction:

   (5)    Total fee paid:

   |_|    Fee paid previously with preliminary materials.

   |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

   (1)    Amount previously paid:

   (2)    Form, schedule or registration statement no.:

   (3)    Filing party:

   (4)    Date filed:

                                 HYBRIDON, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD JUNE 8, 1999

         NOTICE IS HEREBY GIVEN that the 1999 annual meeting of the stockholders (the "Annual Meeting") of Hybridon, Inc., a Delaware corporation (the "Company"), will be held on Tuesday, June 8, 1999 at 10:00 A.M. at the Radisson Hotel, 11 Beaver Street, Milford, Massachusetts, for the purpose of considering and voting upon the following matters:

          1. To elect three Class I Directors to the Board of Directors for the ensuing three years;

          2.   To approve an amendment to the 1997 Stock Incentive Plan;

          3.   To approve an amendment to the 1995 Director Stock Option Plan;

          4. To ratify the selection of Arthur Andersen LLP as independent auditors of the Company for the current year; and

          5. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

         The Board of Directors has no knowledge of any other business to be transacted at the Annual Meeting.

         The Board of Directors has fixed the close of business on Friday, April 16, 1999 as the record date (the "Record Date") for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment thereof.

         A copy of the Company's 1998 Annual Report to Stockholders, which contains consolidated financial statements and other information of interest to stockholders, is being mailed with this Notice and the enclosed Proxy Statement on or about May 8, 1999 to all stockholders of record on the Record Date.

                                          By order of the Board of Directors,



                                          Cheryl M. Northrup, Secretary

Milford, Massachusetts
April 30, 1999

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

                                 HYBRIDON, INC.
                                155 FORTUNE BLVD.
                          MILFORD, MASSACHUSETTS 01757


                                 PROXY STATEMENT


                       FOR ANNUAL MEETING OF STOCKHOLDERS

                             TO BE HELD JUNE 8, 1999

         This proxy statement (the "Proxy Statement") is furnished by the board of directors (the "Board of Directors" or "Board") of Hybridon, Inc. ("Hybridon" or the "Company"), in connection with the Company's annual meeting of stockholders (the "Annual Meeting") to be held on Tuesday, June 8, 1999 at 10:00 A.M. at the Radisson Hotel, 11 Beaver Street, Milford, Massachusetts or any adjournment thereof.

         All proxies will be voted in accordance with the instructions of the stockholder. If no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of a written revocation or a subsequently dated proxy to the Secretary of the Company or by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not itself be deemed to revoke a proxy unless the stockholder gives affirmative notice at the Annual Meeting that the stockholder intends to revoke the proxy and vote in person.

         On April 16, 1999, the record date for determination of stockholders entitled to vote at the Annual Meeting, there were outstanding and entitled to vote an aggregate of 15,606,825 shares of Common Stock of the Company, $.001 par value per share (the "Common Stock"). Each share entitles the record holder to one vote on each of the matters to be voted upon at the Annual Meeting.

         THE NOTICE OF THE ANNUAL MEETING, THIS PROXY STATEMENT, THE ENCLOSED PROXY AND THE COMPANY'S 1998 ANNUAL REPORT TO STOCKHOLDERS ARE BEING MAILED TO STOCKHOLDERS ON OR ABOUT MAY 8, 1999. THE COMPANY WILL, UPON WRITTEN REQUEST OF ANY STOCKHOLDER, FURNISH WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1998, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WITHOUT EXHIBITS. PLEASE ADDRESS ALL SUCH REQUESTS TO THE COMPANY, ATTENTION OF INVESTOR RELATIONS, 155 FORTUNE BLVD., MILFORD, MASSACHUSETTS 01757. EXHIBITS WILL BE PROVIDED UPON WRITTEN REQUEST AND PAYMENT OF AN APPROPRIATE PROCESSING FEE.

                                 VOTES REQUIRED

         The holders of a majority of the shares of Common Stock, issued and outstanding and entitled to vote at the Annual Meeting shall constitute a quorum for the transaction of business at the Annual Meeting. Shares of Common Stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum exists at the Annual Meeting.

         The affirmative vote of the holders of a plurality of the votes cast by the stockholders entitled to vote at the Annual Meeting is required for the election of directors. The affirmative vote of the holders of a majority of the shares of Common Stock present or represented by proxy and voting on the matter is required for the approval of the amendments to the Company's 1997 Stock Incentive Plan and the Company's 1995 Director Stock Option Plan and the ratification of the selection of the Company's independent auditors.

         Shares which abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on a matter that requires the affirmative vote of a certain percentage of the votes cast or shares voting on a matter.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information as of April 16, 1999 with respect to the beneficial ownership of shares of Common Stock by each person known to the Company to own beneficially more than 5% of the outstanding shares of Common Stock, assuming conversion of all convertible debt or preferred stock and exercise of all warrants and stock options by such person and only by such person.


                                                                     Amount and Nature
                                                                of Beneficial Ownership(1) ++
Name and Address of                                            Number of               Percent of
Beneficial Owner                                                Shares                   Class
----------------                                                ------                   -----

5% STOCKHOLDERS

Pecks Management Partners Ltd..................                8,252,339(2)             34.59%
One Rockefeller Plaza
New York, New York  10022

Forum Capital Markets LLC......................                4,555,517(3)             23.33%
53 Forest Ave.
Old Greenwich, CT  06870

General Motors Employees.......................                3,660,314(4)              19.0%
Domestic Group Trust
c/o Pecks Management Partners Ltd.
One Rockefeller Plaza
New York, New York  10020

Guardian Life Insurance........................                3,090,922(5)             16.53%
Company of America
201 Park Avenue South, 7A
New York, New York  10003


                                        2


Intercity Holdings Ltd.........................                2,216,666(6)             13.87%
c/o Cuson Milner House
18 Parliment Street
Hamilton, Bermuda

Abdelah Bin Mahfouz............................                2,216,666(7)             13.87%
c/o SEDCO
P.O. Box 4384
Jeddah 21491
Saudi Arabia

Delaware State Employees.......................                2,439,227(8)             13.52%
Retirement Fund
c/o Pecks Management Partners Ltd.
One Rockefeller Plaza
New York, New York  10020

Youssef El-Zein................................                1,748,722(9)             10.35%
28 Avenue de Messine
75008 Paris, France

Nasser Menhall.................................               1,726,734(10)             10.22%
28 Avenue de Messine
75008 Paris, France

Pillar Investment Limited......................               1,617,173(11)              9.65%
28 Avenue de Messine
75008 Paris, France

Yahia M.A. Bin Laden...........................               1,373,977(12)              8.67%
2 rue Charles Bonnet
1206 Geneva, Switzerland

Nicris Limited.................................               1,360,644(13)              8.59%
c/o Magnin Dunand & Associes
2 rue Charles Bonnet
1206 Geneva, Switzerland

Lincoln National Life Insurance Co.............               1,215,223(14)              7.22%
c/o Lynch & Mayer
520 Madison Avenue
New York, New York  10022

Faisal Finance Switzerland SA..................               1,043,112(15)              6.58%
84 Ave Louis Casi
1216 Geneva, Switzerland

Finova Technology Finance Inc..................                896,875 (16)              5.56%
10 Waterside Drive
Farmington, CT  06032

Declaration of Trust for the...................                 850,430(17)              5.17%
Defined Benefit Plan of ICI
American Holdings, Inc.
c/o Pecks Management Partners Ltd.
One Rockfeller Plaza
New York, New York  10022


------------------------------------

++ Amount of ownership does not include dividends issuable by the Company at April 1, 1999 of 3.25 shares of Series A Convertible Preferred Stock for each 100 shares of Series A Convertible Preferred Stock owned.

(1) The number of shares beneficially owned by each director and executive officer is determined under rules promulgated by the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after April 16, 1999 through the exercise of any stock option or other right. The inclusion herein of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with his or her spouse) with respect to all shares of capital stock listed as owned by such person or entity.

(2) Includes 247,339 shares of Series A Convertible Preferred Stock owned by six investment advisory clients of Pecks, which clients would receive dividends and the proceeds from the sale of such shares. Three of these clients are Delaware State Employees Retirement Fund, General Motors Employees Domestic Group Trust and Declaration of Trust for the Defined Benefit Plan of ICI American Holdings, Inc. These shares of Series A Convertible Preferred Stock are convertible into 5,819,742 shares of Common Stock of the Company. This amount also includes 762,425 shares issuable upon the exercise of Class A warrants and
         420,172 shares issuable upon the exercise of Class D warrants held in the aggregate by the foregoing entities. This number also includes 1,250,000 shares issuable upon conversion of a portion of the $6,000,000 bank loan to the Company owned by certain of the foregoing entities.

(3)      Includes (a) 328,677 shares issuable upon exercise of Class B warrants,
         (b) 280,517 shares issuable upon the exercise of Class C warrants, (c) 408,112 shares issuable upon exercise of Class A warrants, (d) 588,235 shares issuable upon exercise of other warrants, (e) 1,250,000 shares issuable upon conversion of Forum's portion of the $6,000,000 bank loan to the Company, and (f) 1,063,717 shares issuable upon conversion of 45,208 shares of Series A Convertible Preferred Stock owned by Forum.

(4) Includes 110,581 shares of Series A Convertible Preferred Stock which are convertible into 2,601,906 shares of Common Stock of the Company. This amount also includes 492,783 shares issuable upon the exercise of Class A warrants and 565,625 shares issuable upon conversion of a portion of the $6,000,000 bank loan to the Company owned by this entity.

(5) Includes 105,634 shares of Series A Convertible Preferred Stock which are convertible into 2,485,506 shares of Common Stock of the Company. This amount also includes 353,316 shares issuable upon the exercise of Class A warrants and 252,100 shares issuable upon the exercise of Class D warrants.

(6) Includes 375,000 shares issuable upon the exercise of Class B warrants held by Intercity Holdings Ltd.

(7) Includes 1,841,666 shares held by Intercity Holdings Ltd. and 375,000 shares issuable upon exercise of Class B warrants held by Intercity Holdings. Mr. Mahfouz, a controlling stockholder of Intercity Holdings Ltd., may be considered a beneficial owner of the shares beneficially owned by such entity.

(8) Includes 71,221 shares of Series A Convertible Preferred Stock which are convertible into 1,675,788 shares of Common Stock of the Company. This amount also includes 137,918 shares issuable upon the exercise of Class A warrants, 270,271 shares issuable upon the exercise of Class D warrants and 355,250 shares issuable upon conversion of portion of the $6,000,000 bank loan to the Company owned by this entity.

(9) Includes (a) 82,183 shares issuable upon the exercise of warrants held by Mr. El-Zein, (b) 366 shares issuable upon the exercise of warrants held by Pillar Associated, (c) 20,000 shares issuable upon the exercise of warrants held by Pillar S.A., (d) 20,000 shares issuable upon the exercise of warrants held by Pillar S.A.R.L., (e) 37,500 shares issuable upon the exercise of Class C warrants held by Pillar Investment Limited, (f) 473,598 issuable upon the exercise of advisory warrants held by Pillar Investment Limited, (g) 638,032 shares issuable upon the exercise of placement warrants held by Pillar Investment Limited, (h) 5,243 shares issuable upon the exercise of other warrants held by Pillar Investment Limited, (i) 462,800 shares held by Pillar Investment Limited, and (j) 9,000 shares issuable upon the exercise of stock options held by Mr. El-Zein. Mr. El-Zein, an affiliate of Pillar Associated, Pillar S.A., Pillar S.A.R.L., and Pillar Investment Limited, may be considered a beneficial owner of the shares beneficially owned by such entities.

(10) Includes (a) 60,195 shares issuable upon the exercise of warrants held by Mr. Menhall, (b) 366 shares issuable upon the exercise of warrants held by Pillar Associated, (c) 20,000 shares issuable upon the exercise of warrants held by Pillar S.A., (d) 20,000 shares issuable upon the exercise of warrants held by Pillar S.A.R.L., (e) 37,500 shares issuable upon the exercise of Class C warrants held by Pillar Investment Limited, (f) 473,598 issuable upon the exercise of advisory warrants held by Pillar Investment Limited, (g) 638,032 shares issuable upon the exercise of placement warrants held by Pillar Investment Limited, (h) 5,243 shares issuable upon the exercise of other warrants held by Pillar Investment Limited, (i) 462,800 shares held by Pillar Investment Limited, and (j) 9,000 shares issuable upon the exercise of stock options held by Mr. Menhall. Mr. Menhall, an affiliate of Pillar Associated, Pillar S.A., Pillar S.A.R.L., and Pillar Investment Limited, may be considered a beneficial owner of the shares beneficially owned by such entities.

(11) Includes (a) 37,500 shares issuable upon the exercise of Class C warrants held by Pillar Investment Limited, (c) 473,598 issuable upon the exercise of advisory warrants held by Pillar Investment Limited,
         (c) 638,032 shares issuable upon the exercise of placement warrants held by Pillar Investment Limited, and (d) 5,243 shares issuable upon the exercise of other warrants held by Pillar Investment Limited.

(12) Includes 1,125,880 shares held by Nicris Limited and 234,764 shares issuable upon the exercise of Class B warrants held by Nicris Limited. Mr. Bin Laden, a controlling stockholder of Nicris, may be considered a beneficial owner of the shares beneficially owned by such entity.

(13) Includes 234,764 shares issuable upon the exercise of Class B warrants held by Nicris Limited.

(14) Includes 41,531 shares of Series A Convertible Preferred Stock which are convertible into 977,200 shares of Common Stock of the Company. This amount also includes 238,023 shares issuable upon the exercise of Class A warrants.

(15) Includes 233,026 shares issuable upon the exercise of Class B warrants held by Faisal Finance Switzerland SA.

(16) Includes 259,375 shares issuable upon the exercise of Class C warrants held by Finova Technology Finance Inc.

(17) Includes 25,713 shares of Series A Convertible Preferred Stock which are convertible into 605,012 shares of Common Stock of the Company. This amount also includes 42,153 shares issuable upon the exercise of Class A warrants, 74,265 shares issuable upon the exercise of Class D warrants and 129,000 shares issuable upon conversion of a portion of the $6,000,000 bank loan to the Company owned by this entity.


         The following table sets forth certain information as of April 16, 1999 with respect to the beneficial ownership of shares of Common Stock and Series A Preferred Stock by (i) the directors of the Company and (ii) the Chief Executive Officer and other Named Executive Officers, and (iii) the directors and executive officers of the Company as a group, assuming conversion of all convertible debt or preferred stock and exercise of all warrants and stock options by such person and only by such person.

                                                                                                Series A
                                                       Common Stock                         Preferred Stock ++
                                                       ------------                         ------------------
                                           Amount and Nature of   Percent of       Amount and Nature of   Percent of
Name of Beneficial Owner                   Beneficial Ownership     Class          Beneficial Ownership     Class
DIRECTORS
---------
Arthur W. Berry.........................         8,252,339(2)     34.59%                 247,339(3)       38.57%
Harold W. Purkey........................         4,555,517(4)     23.33%                  45,208(5)       7.05%
Youssef El-Zein.........................        1,748,722 (6)     10.35%                         0        0
Nasser Menhall..........................        1,726,734 (7)     10.22%                         0        0
E. Andrews Grinstead III ...............          628,176 (8)     3.88%                          0        0
Sudhir Agrawal..........................          469,116 (9)     2.92%                          0        0
Paul Z. Zamecnik........................           24,430 (10)    2.07%                          0        0
James B. Wyngaarden.....................           67,100 (11)     *                             0        0
Camille A. Chebeir......................           25,000          *                             0        0
H.F. Powell.............................                0          0                             0        0
All directors and executive officers as a
group (10 persons)......................       16,139,595(12)     53.28%                   292,547        45.62%


------------------------------------

++ Amount of ownership does not include dividends issuable by the Company at April 1, 1999 of 3.25 shares of Series A Convertible Preferred Stock for each 100 shares of Series A Convertible Preferred Stock owned.

*        Less than 1%.

(1) The number of shares beneficially owned by each director and executive officer is determined under rules promulgated by the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after April 16, 1999 through the exercise of any stock option or other right. The inclusion herein of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with his or her spouse) with respect to all shares of capital stock listed as owned by such person or entity.

(2) Includes 247,339 shares of Series A Convertible Preferred Stock owned by six investment advisory clients of Pecks, which clients would receive dividends and the proceeds from the sale of such shares. Three of these clients are Delaware State Employees Retirement Fund, General Motors Employees Domestic Group Trust and Declaration of Trust for the Defined Benefit Plan of ICI American Holdings, Inc. These shares of Series A Convertible Preferred Stock are convertible into 5,819,742 shares of Common Stock of the Company. This amount also includes 762,425 shares issuable upon the exercise of Class A warrants and
         420,172 shares issuable upon the exercise of Class D warrants held in the aggregate by the foregoing entities. This number also includes 1,250,000 shares issuable upon conversion of a portion of the $6,000,000 bank loan to the Company owned by certain of the foregoing entities. Mr. Berry, a principal of Pecks, may be considered a beneficial owner of the shares owned by such entities. Mr. Berry disclaims beneficial ownership of these shares.

(3) Consists of 247,339 shares of Series A Convertible Preferred Stock owned by six investment advisory clients of Pecks, which clients would receive dividends and the proceeds from the sale of such shares. Three of these clients are Delaware State Employees Retirement Fund, General Motors Employees Domestic Group Trust and Declaration of Trust for Defined Benefit Plan of ICI American Holdings, Inc. These shares of Series A Convertible Preferred Stock are convertible into 5,819,742 shares of Common Stock of the Company. Mr. Berry, a principal of Pecks, may be considered a beneficial owner of the shares owned by such entities. Mr. Berry disclaims beneficial ownership of these shares.

(4) Includes (a) 636,259 shares of Common Stock owned by Forum Capital Markets LLC, (b) 328,677 shares issuable upon the exercise of Class B warrants owned by Forum, (c) 280,517 shares issuable upon the exercise of Class C warrants owned by Forum, (d) 408,112 shares issuable upon the exercise of Class A warrants owned by Forum, (e) 1,250,000 shares issuable upon conversion of Forum's portion of the $6,000,000 bank loan to the Company and (f) 1,067,717 shares issuable upon conversion of 45,208 shares of Series A Convertible Preferred Stock owned by Forum. Mr. Purkey, an affiliate of Forum, may be considered a beneficial owner of the shares beneficially owned by such entity.

(5) Consists of 45,208 shares of Series A Convertible Preferred Stock owned by Forum. Mr. Purkey, an affiliate of Forum, may be considered a beneficial owner of the shares beneficially owned by Forum.

(6) Includes (a) 82,183 shares issuable upon the exercise of warrants held by Mr. El-Zein, (b) 366 shares issuable upon the exercise of warrants held by Pillar Associated, (c) 20,000 shares issuable upon the exercise of warrants held by Pillar S.A., (d) 20,000 shares issuable upon the exercise of warrants held by Pillar S.A.R.L., (e) 37,500 shares issuable upon the exercise of Class C warrants held by Pillar Investment Limited, (f) 473,598 issuable upon the exercise of advisory warrants held by Pillar Investment Limited, (g) 638,032 shares issuable upon the exercise of placement warrants held by Pillar Investment Limited, (h) 5,243 shares issuable upon the exercise of other warrants held by Pillar Investment Limited, (i) 462,800 shares held by Pillar Investment Limited, and (j) 9,000 shares issuable upon the exercise of stock options held by Mr. El-Zein. Mr. El-Zein, an affiliate of Pillar Associated, Pillar S.A., Pillar S.A.R.L., and Pillar Investment Limited, may be considered a beneficial owner of the shares beneficially owned by such entities.

(7) Includes (a) 60,195 shares issuable upon the exercise of warrants held by Mr. Menhall, (b) 366 shares issuable upon the exercise of warrants held by Pillar Associated, (c) 20,000 shares issuable upon the exercise of warrants held by Pillar S.A., (d) 20,000 shares issuable upon the exercise of warrants held by Pillar S.A.R.L., (e) 37,500 shares issuable upon the exercise of Class C warrants held by Pillar Investment Limited, (f) 473,598 issuable upon the exercise of advisory warrants held by Pillar Investment Limited, (g) 638,032 shares issuable upon the exercise of placement warrants held by Pillar Investment Limited, (h) 5,243 shares issuable upon the exercise of other warrants held by Pillar Investment Limited, (i) 462,800 shares held by Pillar Investment Limited, and (j) 9,000 shares issuable upon the exercise of stock options held by Mr. Menhall. Mr. Menhall, an affiliate of Pillar Associated, Pillar S.A., Pillar S.A.R.L., and Pillar Investment Limited, may be considered a beneficial owner of the shares beneficially owned by such entities.

(8) Includes 580,596 shares subject to outstanding stock options which are exercisable within the 60-day period following April 16, 1999.

(9) Includes 451,356 shares subject to outstanding stock options which are exercisable within the 60-day period following April 16, 1999.

(10) Includes (a) 32,000 shares subject to outstanding stock options which are exercisable within the 60-day period following April 16, 1999 and
         (b) 31,250 shares issuable upon the exercise of Class C warrants.

(11) Includes (a) 62,000 shares subject to outstanding stock options which are exercisable within the 60-day period following April 16, 1999 and
         (b) 700 shares held by Mr. Wyngaarden's children.

(12) Securities owned by Pillar Associated, Pillar S.A., Pillar S.A.R.L. and Pillar Investment Limited are included only once, although such amounts were included above for Messrs. El-Zein and Menhall.

                       PROPOSAL 1 -- ELECTION OF DIRECTORS

         The Board of Directors, consisting of ten directors is divided into three classes. Each class of directors, is elected for a staggered three-year term. During 1998, the Board of Directors elected Arthur W. Berry and Harold L. Purkey as Class I directors, whose terms shall expire at the Annual Meeting. In 1999, Mohamed A. El-Khereiji resigned as a Class II director and the Board of Directors elected Camille A. Chebeir, whose term shall expire at the 2000 Annual Meeting of Stockholders, to the vacancy created by Mr. El-Khereiji's resignation. In addition, in 1999 the Board of Directors elected H.F. Powell as a Class III director, whose term shall expire at the 2001 Annual Meeting of Stockholders.

         At the Annual Meeting, three directors will be elected as Class I directors, each whose term will expire at the 2002 Annual Meeting of Stockholders and until his successor is elected and qualified. All of the Company's existing Class I directors, Nasser Menhall, Arthur W. Berry and Harold
L. Purkey, have been nominated for re-election at the Annual Meeting. Each nominee has indicated his willingness to serve, if elected; however, if any nominee should be unable to serve, the person acting under the proxy may vote the proxy for a substitute nominee. The Board of Directors has no reason to believe that any of the nominees will be unable to serve if elected.

         The shares in the enclosed proxy will be voted FOR the persons nominated, unless a vote is withheld for any or all of the individual nominees.

         For each member of the Board of Directors, including those who are nominees for election as Class I Directors, there follows information given by each concerning his name, age (as of April 30, 1999), length of service as a director of the Company, principal occupation and business experience for at least the past five years and the names of other publicly held companies of which he serves as a director.



                                                                                PRINCIPAL OCCUPATION, OTHER
                                                                            BUSINESS EXPERIENCE DURING PAST FIVE
                                              DIRECTOR                                     YEARS
              NAME                      AGE             SINCE                     AND OTHER DIRECTORSHIPS
              ----                      ---             -----                     -----------------------

Nominees for Terms Expiring in 2002 (Class I Directors)

Nasser Menhall..................        43              1992                  Member of the Board of Directors and Chief
                                                                              Executive Officer of the WorldCare Group, a
                                                                              teleradiology company, since 1993; President
                                                                              of Pillar Limited, a private investment and
                                                                              management consulting firm, since 1990;
                                                                              President of Biomedical Associates, a private
                                                                              investment firm, since 1990.

Arthur W. Berry.................        57              1998                  Chairman and Managing Partner of Pecks
                                                                              Management Partners Ltd., since 1990; Vice
                                                                              President and Co-Manager of the Alliance
                                                                              Convertible Securities Group and President of
                                                                              the Alliance Convertible Fund from 1985 to
                                                                              1990; prior to joining Alliance, Vice President
                                                                              and Head of Special Funds Section and
                                                                              Manager of the Harris Convertible Fund at
                                                                              Harris Bank and Senior Portfolio Manager in
                                                                              the bank's Individual Investment Management
                                                                              Group.  Member of the Board of Directors of
                                                                              Intellicorp, Inc.

Harold L. Purkey................        55              1998                  President of Forum Capital Markets LLC;
                                                                              Senior Managing Director of Convertible
                                                                              Securities at Smith Barney Shearson from 1990
                                                                              to 1994; Senior Executive Vice President of
                                                                              Drexel Burnham Lambert from 1982 to 1989.
                                                                              Member of the Board of Directors of
                                                                              Richardson Electronics Limited.

Directors Whose Terms Expire in 2000 (Class II Directors)


Camille A. Chebeir..............        60              1999                  President of SEDCO Services, Inc., a company
                                                                              which manages investments for a private Saudi
                                                                              Arabian family group, since 1995, and a
                                                                              member of the Board of Directors of various
                                                                              entities in which SEDCO invests; Managing
                                                                              Director of MetroWest, a Florida real estate
                                                                              development company since 1995; Executive
                                                                              Vice President of the New York branch of
                                                                              National Commercial Bank from 1989 to 1992
                                                                              and Vice President of Operations from 1983 to
                                                                              1989; formerly President of the Arab Bankers
                                                                              Association of America.


                                        8



James B. Wyngaarden, M.D........        74              1990                  Foreign Secretary of the National Academy of
                                                                              Sciences and the Institute of Medicine of the
                                                                              National Academy of Sciences from 1990 to
                                                                              1994; Council member of the Human Genome
                                                                              Organization from 1990 to 1993 and Director
                                                                              from 1990 to 1991; Director of the National
                                                                              Institute of Health from 1982 to 1989;
                                                                              Member of the Board of Directors of Human
                                                                              Genome Sciences, Inc. and Magainin
                                                                              Pharmaceuticals, Inc.; Elected Vice Chairman
                                                                              of the Board of Directors of the Company in
                                                                              February 1997.

Paul C. Zamecnik, M.D...........        86              1990                  Principal Scientist at the Worcester Foundation
                                                                              for Biomedical Research, Inc. from 1979 to
                                                                              1996. Collis P. Huntington Professor of
                                                                              Oncologic Medicine Emeritus at the Harvard
                                                                              Medical School from 1956 to 1979; Emeritus since
                                                                              1979.  Senior Scientist and Honorary Physician
                                                                              at The Massachusetts General Hospital since 1998.


Directors Whose Terms Expire in 2001 (Class III Directors)

Sudhir Agrawal, D.Phil..........        45              1993                  Senior Vice President of the Company since
                                                                              March 1994; Chief Scientific Officer of the
                                                                              Company since January 1993; Vice President
                                                                              of Discovery of the Company from December
                                                                              1991 to January 1993; Principal Research
                                                                              Scientist of the Company from February 1990
                                                                              to January 1993.

Youssef El-Zein.................        50              1992                  Executive Officer of Pillar S.A., a private
                                                                              investment and management consulting firm,
                                                                              since 1991; Chairman of the WorldCare Group
                                                                              since 1993; Member of the Board of Directors
                                                                              of Pillar Investment Limited, a private
                                                                              investment and management consulting firm,
                                                                              since 1991; Elected Vice Chairman of the
                                                                              Board of Directors of the Company in
                                                                              February 1997.

E. Andrews Grinstead, III.......        53              1991                 Chairman  of the Board and Chief  Executive
                                                                             Officer   of  the   Company   since   1991;
                                                                             President of the Company since 1993; Member
                                                                             of  the  Board  of   Directors  of  Pharmos
                                                                             Corporation     and    Meridian     Medical
                                                                             Technologies.

H.F. Powell.....................        66              1999                  Chief Financial Officer and Executive Vice
                                                                              President of Nabisco, Inc. from 1994 to 1996
                                                                              and held various executive offices with Nabisco
                                                                              affiliates from 1982 to 1994; Senior Vice
                                                                              President and Chief Financial Officer of
                                                                              Standard Brands, Inc. from 1980 to 1981 and
                                                                              held various executive offices with Standard
                                                                              Brands affiliates from 1974  to 1980.

         For information relating to shares of Common Stock owned by each of the directors, see "Security Ownership of Certain Beneficial Owners and Management."

Certain Transactions

         Since January 1, 1998, Hybridon has entered into or has been engaged in the following transactions with the following Hybridon directors and officers, stockholders who beneficially own more than 5% of the outstanding Common Stock of Hybridon ("5% Stockholders"), and affiliates or immediate family members of those directors, officers and 5% Stockholders.


Transactions with Pillar S.A. and Certain of Its Affiliates

         Hybridon has entered into certain transactions with Pillar S.A., Pillar Investments and Charles River Building Limited Partnership, the entity which owned the Company's former headquarters in Cambridge, Massachusetts (the
"Cambridge Landlord"). Pillar S.A. and Pillar Investments are affiliates of Messrs. El-Zein and Menhall, two directors of Hybridon. The Cambridge Landlord is an affiliate of Messrs. El-Zein and Menhall and Mohamed El-Khereiji, a former director of Hybridon. The following is a summary of those transactions that relate to Hybridon's 1998 fiscal year.

         In 1998, Hybridon was a party to a consulting agreement with Pillar S.A. dated as of March 1, 1994 (the "1994 Pillar Consulting Agreement"), pursuant to which Pillar S.A. provided Hybridon with financial advisory and managerial services in connection with Hybridon's overseas operations, including support services in connection with contracts and agreements. Under the terms of the 1994 Pillar Consulting Agreement, Hybridon paid Pillar S.A. consulting fees of $60,000 per month and $23,000 per month for overhead costs, and reimbursed certain authorized out-of-pocket expenses. The 1994 Pillar Consulting Agreement expired on February 28, 1998.

         On July 8, 1995, Hybridon entered into an additional agreement with Pillar S.A. (the "Pillar Europe Agreement") pursuant to which Pillar S.A. agreed for a period of two years to provide to Hybridon certain consulting, advisory and related services (in addition to the services to be provided pursuant to the 1994 Pillar Consulting Agreement) and serve as Hybridon's exclusive agent in connection with potential corporate partnerships in Europe and as a non-exclusive placement agent of Hybridon in connection with private placements of securities of Hybridon. On November 1, 1995, the Pillar Europe Agreement was amended to provide that (1) Pillar S.A. would cease to serve as Hybridon's executive agent in connection with potential corporate partnerships in Europe, but would continue to serve as a non-exclusive agent in that connection, (2) Pillar S.A. would receive a retainer of $26,470 per month for the balance of the term of the Pillar Europe Agreement, (3) the fees provided for in the Pillar Europe Agreement would only be payable to Pillar S.A. in connection with potential collaborations with any French pharmaceutical company with which Hybridon engaged in discussions during the 12-month period ended November 1, 1995 as a result of introductions by Pillar S.A., and (4) any compensation payable to Pillar S.A. in connection with its services with respect to other corporate collaborations or any placements of securities would be negotiated on a case-by-case basis and would be subject to the approval of the independent members of the Board of Directors of Hybridon. The Pillar Europe Agreement expired on April 1, 1997.

         In 1998, Hybridon paid Pillar Investments an aggregate of $300,000 under these agreements, in the form of 150,000 shares of Common Stock and warrants to purchase 37,500 shares of Common Stock, at an exercise price of $2.40 per share, subject to adjustment, in lieu of cash.

         Hybridon has retained Pillar Investments as placement agent in connection with the private placements of securities of Hybridon in offshore transactions in reliance upon an exemption from registration under Regulation S (the "Regulation S Offerings") promulgated under the Securities Act of 1933, as amended (the "Securities Act"). Pillar Investments received fees consisting of
(1) 9% of the gross proceeds of each Regulation S Offering, (2) a non-accountable expense allowance equal to 4% of those gross proceeds, (3) the right to purchase, for nominal consideration, warrants to purchase 473,598 shares of Common Stock, at an exercise price of $2.40 per share, subject to adjustment (the "Pillar Warrants"), (4) the right to purchase, for nominal consideration, warrants to purchase a number of shares of the Common Stock of Hybridon equal to 10% of the aggregate number of shares of Common Stock sold by Hybridon for which Pillar Investments acted as placement agent, exercisable at 120% of the relevant Common Stock offering price, for a period of five years (resulting, as of the date hereof, in the right to receive warrants to purchase 638,032 shares at $2.40 per share, subject to adjustment), and (5) a consulting/restructuring fee of $960,000 payable in Common Stock of Hybridon valued at the market price and payable in three equal installments as net proceeds of $25,000,000, $30,000,000 and $35,000,000 are received in the aggregate from private placements effected by Hybridon in 1998 to the extent contemplated by the Consent and Waiver dated as of January 12, 1998 given by certain beneficial holders of the 9% Notes, or otherwise to the extent contemplated by the Placement Agency Agreement between Hybridon and Pillar
Investments, subject to Hybridon's receipt of a fairness opinion with regard thereto. In no event may Pillar Investments receive compensation in excess of the level that was approved by the holders of the 9% Notes. Pillar Investments has received $1,635,400 in cash pursuant to these arrangements and Pillar Warrants to purchase 1,111,630 shares of Common Stock.

         In addition, in connection with the Regulation S Offerings, Hybridon and Pillar Investments have entered into an advisory agreement dated May 5, 1998 pursuant to which Pillar Investments acts as Hybridon's non-exclusive financial advisor. This agreement requires that Hybridon pay an affiliate of Pillar Investments a monthly retainer of $5,000 (with a minimum engagement of 24 months beginning on May 5, 1998), and further provides that Pillar Investments is entitled to receive (1) out-of-pocket expenses, (2) subject to Hybridon's receipt of a fairness opinion with respect thereto, 300,000 shares of Common Stock in connection with Pillar Investments' efforts in assisting Hybridon in restructuring its balance sheet, and (3) certain cash and equity success fees in the event Pillar Investments assists Hybridon in connection with certain financial and strategic transactions. As of April 16, 1999, Hybridon issued to Pillar Investments the stipulated 300,000 shares of Common Stock. Hybridon received a fairness opinion in connection with that issuance.


Transactions with the Cambridge Landlord

         From February 4, 1997 to September 16, 1998, Hybridon was a party to a lease with the Cambridge Landlord for its Cambridge facilities (the "Cambridge Lease") . The Cambridge Lease originally provided for an annual rent equal to $30 per square foot on a triple-net basis (meaning that the tenant pays taxes, insurance, and operating costs) for the first five years, $33 per square foot on a triple-net basis for the next five years and the greater of $30 per square foot on a triple-net basis or the then-market value of leased property for each of the five-year renewal terms. In connection with Hybridon's election to acquire an interest in the Cambridge Landlord, as described below, the annual rent due under the Cambridge Lease was increased for the first five years of the lease term to $38 per square foot on a triple-net basis, for the second five years to $42 per square foot on a triple-net basis and for the third five years to $47 per square foot on a triple-net basis.

         On July 1, 1996, Hybridon elected to fund approximately $5.5 million of the costs (primarily relating to tenant improvements) of the construction of the leased premises through contributions to the capital of the Cambridge Landlord in exchange for a limited partnership interest in the Cambridge Landlord (the "Partnership Interest"). The Partnership Interest entitled Hybridon to an approximately 32% interest in the Cambridge Landlord. Hybridon had the right, for a period of three years ending February 2000, to sell the Partnership Interest back to certain limited partners of the Cambridge Landlord for a price equal to the greater of (1) the aggregate cash contribution made by Hybridon to the Cambridge Landlord or (2) the fair market value of the Partnership Interest at the time.

         In 1997, Hybridon had on deposit with Bank fur Vermogensanlagen und Handel ("BVH") the amount of $1,034,618. In November, 1997, German banking authorities imposed a moratorium on BVH and closed BVH for business. Pursuant to an agreement dated November 28, 1997, the Cambridge Landlord agreed to assume the risk for the BVH deposit and to pay to Hybridon the amount of $75,000 a month after each rent payment under the Cambridge Lease was made until such time as $1,000,000 had been paid to Hybridon or the BVH deposit was released.

         In June 1998, Hybridon relocated its headquarters from the Cambridge facility to its facility in Milford, Massachusetts. The Cambridge facility was re-leased in September 1998 to a third party, subject to a sublease of a portion of the facility. As a result, Hybridon terminated the Cambridge Lease and was relieved of its substantial lease obligations under the Cambridge Lease, subject to a contingent continuing liability for any sublessee defaults. Further, in November 1998 Hybridon completed the sale of its Partnership Interest. As a result of these transactions, Hybridon received $6,163,000 from the Cambridge Landlord, which included payment for the Partnership Interest, the return of a portion of the security deposit required under the Cambridge Lease, and payment in full of the BVH deposit.


Transactions with Forum Capital Markets LLC and Pecks Management Partners Ltd.

         In 1998, Hybridon entered into certain transactions with Forum, an affiliate of Mr. Purkey who is a director of Hybridon, and entities advised by Pecks Management Partners Ltd. Mr. Berry is a principal of Pecks and also a director of Hybridon.

         Hybridon retained Forum as a placement agent of Hybridon in connection with Hybridon's 1998 Regulation D offering of Series A Convertible Preferred Stock and Class D warrants in the U.S. Forum received as compensation for its services as placement agent with regard to the Regulation D offering and its assistance with an exchange offer made by the Company to the holders of its 9% Convertible Subordinated Notes, 597,699 shares of Common Stock and warrants (the "1998 Forum Warrants") to purchase prior to May 4, 2003 an aggregate of 609,194 shares of Common Stock exercisable at $2.40 per share, in each case subject to adjustment. In addition, in consideration of the agreements made by Forum consenting to the Regulation D offering and waiving certain obligations of Hybridon to Forum, Hybridon agreed to amend Forum's warrant dated as of April 2, 1997, to purchase up to 71,301 shares of Common Stock of Hybridon (the "1997
Forum Warrant"), to change the exercise price to $4.25 per share, subject to adjustment, and increase the number of shares of Common Stock purchasable upon exercise to 588,235, in each case subject to adjustment, and to provide that it may not be exercised until May 5, 1999 and the transactions contemplated by those private placements and by the exchange offer will not trigger any anti-dilution adjustments to its exercise price or the number of shares of Common Stock purchasable upon exercise.

         In November 1998, Forum and entities advised by Pecks purchased Hybridon's bank loan. In connection with the purchase of the loan, the purchasing entities advanced an additional amount to Hybridon so as to increase the outstanding principal amount of the loan to $6,000,000. In addition, the purchasing entities agreed to amend the terms of the loan. This principal amount of the loan and accrued but unpaid interest thereon is convertible, in whole or in part, at the lenders' option into Common Stock at a conversion price of $2.40 per share.

         In connection with the purchase of the loan, Forum will receive a fee of $400,000, which Forum will reinvest by purchasing from Hybridon either (1) shares of Common Stock or shares of Preferred Stock of Hybridon and accompanying warrants on the same terms as they are sold to investors in Hybridon's next equity offering to occur after November 13, 1998 (the "Placement Price"), or (2) if no equity offering is consummated prior to May 1, 1999, 160,000 shares of Common Stock and warrants to purchase an additional 40,000 shares of Common Stock at $3.00 per share. In addition, Forum will receive warrants exercisable until maturity of the Loan to purchase $400,000 of shares of Common Stock priced at the Placement Price or, if no equity offering is consummated prior to May 1, 1999, at $3.00 per share.

         Hybridon   maintains  an  investment   account  at  Forest   Investment
Management LLC, an affiliate of Forum and Mr. Purkey.

Other Transactions

         In March 1999, the Company entered into consulting arrangements with each of Mr. Powell, Dr. Zamecnik and Dr. Wyngaarden pursuant to which each such person will act as a consultant to the Company for a two-year period and will receive a consulting fee of $20,000 per year for general consulting services. In addition, each person will receive a consulting fee of $1,500 per day of on-site consulting services provided by such person at the Company's corporate offices (or at an alternative site agreed upon by the parties), and at the Company's prior request. Additional fees for special projects will be negotiated separately between the parties. Each of Mr. Powell, Dr. Zamecnik and Dr. Wyngaarden is also entitled to receive options to purchase 150,000 shares of the Company's Common Stock at $2.00 per share; such options will vest over a two-year period.

         Certain persons and entities (the "Rightsholders"), including Dr. Zamecnik, Pillar S.A., Pillar Limited, Intercity Holdings, Mr. Bin Laden and Nicris, are entitled to certain rights with respect to the registration under the Securities Act of certain shares of Hybridon's Common Stock (the "Registrable Shares"), including shares of Common Stock that may be acquired pursuant to the exercise of options or warrants, under the terms of agreements among Hybridon and the Rightsholders (the "Registration Agreements"). The Registration Agreements generally provide that in the event Hybridon proposes to register any of its securities under the Securities Act at any time, with certain exceptions, the Rightsholders, including Pillar S.A., Pillar Limited, Intercity Holdings, Mr. Bin Laden and Nicris, but excluding, among others, Dr. Zamecnik, have the additional right under certain Registration Agreements to require Hybridon to prepare and file registration statements under the Securities Act, if Rightsholders holding specified percentages of the Registrable Shares so request, and Hybridon is required to use its best efforts to effect that registration, subject to certain conditions and limitations.

         Hybridon believes that the terms of the transactions described above were no less favorable than Hybridon could have obtained from unaffiliated third parties.


Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires each director and each executive officer of the Company and each holder of more than 10% of the outstanding shares of the Company's Common Stock to file with the Securities and Exchange Commission (the "Commission") an initial statement of ownership and, as required, a statement of changes in ownership of equity securities of the Company. Each such person is required by Commission regulations to furnish the Company with a copy of each
Section 16(a) statement it files with respect to the Company.

         Based solely on its review of copies of filed Section 16(a) statements, the Company believes that during 1998 all directors and executive officers of the Company and all holders of more than 10% of the outstanding shares of Common Stock complied with the requirements of Section 16(a) of the Exchange Act, except that each of the following persons failed to timely file a Statement of Changes of Beneficial Ownership of Securities on Form 4 in connection with one transaction effected during 1998: Mr. E. Andrews Grinstead III and Dr. Sudhir Agrawal.


Board of Directors and Committee Annual Meetings

         The Board of Directors held ten meetings (including by telephone conference and by written consent) in 1998. All directors attended at least 75% of the meetings of the Board of Directors and of the committees on which they served.

         The Board of Directors has an Audit Committee, which reviews the results and scope of the audit and other services provided by the Company's independent public accountants. The Audit Committee held two meetings in 1998. The members of the Audit Committee are Messrs. Menhall and Purkey and Dr. Wyngaarden.

         The Board of Directors has a Compensation Committee, which reviews the salaries, benefits and any other compensation of the Company's senior executive officers, to make recommendations to the Board of Directors with respect to these matters and to administer the Company's stock option plans. In 1998, the Compensation Committee held two meetings. The members of the Compensation Committee are Messrs. Berry and El-Zein and Dr. Wyngaarden.

         The Board of Directors does not have a standing nominating committee. The function customarily performed by a nominating committee is undertaken by the Board of Directors, as a whole, which entertains nominations made by any Board member. In the past, the Board of Directors has established special nominating committees to identify and propose potential new Board members, and the Board may do so again in the future.



                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Compensation of Executive Officers

Summary Compensation Table

         The following table sets forth the compensation for the fiscal years ended December 31, 1998 ("fiscal 1998"), December 31, 1997 and December 31, 1996 for those persons, the Company's Chief Executive Officer and Chief Scientific Officer, who were serving as Executive Officers at December 31, 1998 and whose total annual salary and bonus exceeded $100,000 in fiscal 1998 (the Chief Executive Officer and Chief Scientific Officer are hereinafter referred to as the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                                                                      LONG-TERM
                                                                                                                     COMPENSATION
                                                                   ANNUAL COMPENSATION                                  AWARDS
                                                                   -------------------                                  ------

                                                                                OTHER
                                                                               ANNUAL            SECURITIES
                                                                               COMPEN-           UNDERLYING           ALL OTHER
      NAME AND PRINCIPAL POSITION             SALARY          BONUS            SATION             OPTIONS            COMPENSATION
      ---------------------------             ------          -----            ------             -------            ------------

E. Andrews Grinstead, III...........1998       $375,000         0            $ 93,750(1)            500,000          $ 53,861(2)
  Chairman of the Board,            1997       $375,000         0            $ 93,750(1)             66,806          $ 53,784(2)
  President and Chief Executive     1996       $375,000      $225,000        $ 93,750(1)             50,000          $ 48,163(2)
  Officer

Sudhir Agrawal, D. Phil.............1998       $250,000         0            $ 50,000(1)            500,000          $ 22,115(2)
  Senior Vice President of          1997       $250,000         0            $ 50,000(1)             32,263          $ 13,462(2)
  Discovery, Chief Scientific       1996       $250,000      $100,000         $ 4,277(1)             25,000          $ 24,399(2)
  Officer and Director


----------------
(1) Other annual compensation paid, or to be paid, by the Company to, or for the benefit of, the Named Executive Officers is as follows:


E. Andrews Grinstead, III                             1998                1997                      1996
-------------------------                             ----                ----                      ----


Paid in lieu of employee benefits............        $79,903            $34,902                   $76,017

Purchase of life insurance and other
payments to third parties....................         13,487             58,848                    17,733
                                                     -------            -------                   -------

Total........................................        $93,750            $93,750                   $ 93,750
                                                     =======            =======                   ========


                                       14


Sudhir Agrawal, D. Phil.                               1998                1997                      1996
------------------------                               ----                ----                      ----

Paid in lieu of employee benefits............        $39,337              $38,132                    $ 0

Purchase of life insurance and other payments to
third parties................................         10,663               11,868                    4,277
                                                     -------              -------                   ------

Total........................................        $50,000              $50,000                   $4,277
                                                     =======              =======                   ======




(2)  All other compensation paid, or to be paid, by the Company to, or for the benefit of, the Named Executive
     Officers is as follows:


E. Andrews Grinstead, III                               1998                1997                     1996
-------------------------                               ----                ----                     ----

Surrender of unused vacation days............         $37,861              $37,300                 $32,163
Additional payments..........................          16,000               16,484                  16,000
                                                      -------              -------                 -------


Total........................................         $53,861              $53,784                 $48,163
                                                       ======               ======                  ======


Sudhir Agrawal, D. Phil.                                1998                1997                     1996
------------------------                                ----                ----                     ----

Surrender of unused vacation days............         $22,115              $13,462                 $24,399
                                                       ------               ------                  ------


Total........................................         $ 22,115            $ 13,462                 $ 24,399
                                                      ========            ========                 ========


Option Grants Table

     The following table sets forth certain information concerning grants of stock options made during fiscal 1998 to each of the Named Executive Officers:


                        OPTION GRANTS IN LAST FISCAL YEAR

                                INDIVIDUAL GRANTS


                                                                                                              POTENTIAL REALIZABLE
                                                     PERCENTAGE                                                 VALUE AT ASSUMED
                                 NUMBER OF            OF TOTAL                                                ANNUAL RATES OF STOCK
                                 SECURITIES            OPTIONS            EXERCISE                           PRICE APPRECIATION FOR
                                 UNDERLYING          GRANTED TO            PRICE           EXPIRA-               OPTIONS TERM(2)
                                  OPTIONS           EMPLOYEES IN            PER             TION
                                  GRANTED            FISCAL YEAR           SHARE           DATE(1)          5%              10%
                                  --------           -----------          -------         --------       --------        ------



E. Andrews Grinstead, III..     500,000 (3)            21.4%              $2.00        7/21/08          $323,407         $1,107,416

Sudhir Agrawal, D.Phil.....     500,000 (3)            21.4%              $2.00        7/21/08          $323,407         $1,107,416



---------------
(1) The expiration date of an option is the tenth anniversary of the date on which the option was originally granted.

(2) The amounts shown on this table represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10%, compounded annually from the date the respective options were granted to their expiration date. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise. Actual gains, if any, on stock option exercises will depend on the future performance of the Common Stock, the optionholders' continued employment through the option period, and the date on which the options are exercised. As of April 16, 1999, the last sale price of Common Stock of the Company was lower than the exercise price of the options reflected in this table.

(3) These stock options are currently exercisable with respect to 350,000 of the shares covered thereby and will become exercisable with respect to the remaining shares covered thereby in equal quarterly installments in arrears commencing on July 21, 1999.

Aggregated Option Exercises and Year-End Option Table

The following table sets forth certain information concerning the number and value of unexercised options held by each of the Named Executive Officers on December 31, 1998:


                       AGGREGATED OPTION EXERCISES IN LAST
                         FISCAL YEAR AND FISCAL YEAR-END
                                  OPTION VALUES

                                                               NUMBER OF                              VALUE OF
                                                                 SHARES                             UNEXERCISED
                                                               UNDERLYING                           IN THE MONEY
                                                               OPTIONS AT                        OPTIONS AT FISCAL
                                                            FISCAL YEAR-END                         YEAR-END(1)

                                                              EXERCISABLE/                          EXERCISABLE/
                                                             UNEXERCISABLE                         UNEXERCISABLE
                                                             -------------                         -------------

E. Andrews Grinstead, III......................      461,235 / 302,084                               $ -- / --

Sudhir Agrawal.................................      340,903 / 277,360                              $3,750 / --


---------------------

(1) The closing price for the Common Stock as reported by The Nasdaq OTC Bulletin Board on December 31, 1998 (the last day of trading in 1998) was $1.625. Value is calculated on the basis of the difference between the option exercise price and $1.625, multiplied by the number of shares of Common Stock underlying the option.


Director Compensation

     Each non-employee director is paid $1,500 for personal or telephonic attendance at a Board of Directors or committee meeting. Other directors are not entitled to compensation in their capacities as directors. All of the directors are reimbursed for their expenses incurred in connection with their attendance at Board of Directors and committee meetings. In addition, Dr. Zamecnik received compensation in the amount of $83,995 in 1998 in connection with the provision of certain consulting services to the Company. Of this amount, Dr. Zamecnik received 25,000 shares of Common Stock and warrants to purchase 6,250 shares of Common Stock in lieu of $50,000 in cash. The remaining $33,995 was paid in cash. The Company also is a party to consulting, advisory and other arrangements with various directors and their affiliates. For a description of the foregoing arrangements with the Company and certain other transactions between the Company and affiliates of certain directors, see "Certain Transactions."

     In October 1995, the Company adopted the 1995 Director Stock Option Plan (the "Director Plan"). Under the terms of the Director Plan, options to purchase 1,000 shares of Common Stock were granted to each director of the Company other than Mr. Grinstead and Dr. Agrawal as of January 30, 1996 at an exercise price of $65.625 per share, and options to purchase 1,000 shares of Common Stock were granted to each director other than Mr. Grinstead and Dr. Agrawal as of May 1, 1998 at an exercise price of $2.375 per share. The Director Plan also provides that options to purchase 5,000 shares of Common Stock will be granted to each new director upon his or her initial election to the Board of Directors. Such options were granted to Messrs. Chebeir and Powell upon their appointment to the Board of Directors in 1999. Annual options to purchase 1,000 shares of Common Stock will be granted to each eligible director on May 1 of each year. All options will vest on the first anniversary of the date of grant (or, in the case of options granted automatically each year, on April 30 of the year following the date of grant); provided, that the exercisability of these options will be accelerated upon the occurrence of a change in control (as defined in the Director Plan). A total of 50,000 shares of Common Stock may be issued upon the exercise of stock options granted under the Director Plan. The exercise price of options granted under the Director Plan will equal the closing price of the Common Stock on the date of grant. As of April 16, 1999, options to purchase an aggregate of 21,000 shares of Common Stock were outstanding under the Director Plan. All share information set forth in the Proxy Statement has been adjusted to take into account the one-for-five reverse stock split of the Company's Common Stock effected in December 1997. For a description of the Director Plan, see "Proposal 3 -- Approval of Amendment to the 1995 Director Stock Option Plan."

     Non-employee directors also have received options to purchase Common Stock of the Company under the Company's 1997 Stock Option Plan (the "1997 Plan") and the Company's 1995 Stock Option Plan (the "1995 Plan"). In particular, in 1998, the Board of Directors voted to grant an option to purchase 50,000 shares of Common Stock at $2.00 per share to Dr. Wyngaarden and Mr. El-Zein, in recognition of their services as Vice Chairmen of the Board of Directors during the previous twelve months. Mr. El-Zein declined this grant.

     In addition, in 1998, the Board of Directors voted to grant 50,000 shares of Common Stock of the Company to Dr. Zamecnik in recognition of his outstanding contributions to the Company.


Employment   Agreements,   Termination  of  Employment  and  Change  in  Control
Arrangements

         The Company is party to an employment agreement with Mr. Grinstead for the period commencing July 1, 1996 and ending June 30, 2001. Under this agreement, Mr. Grinstead is currently entitled to receive an annual base salary of $375,000. Mr. Grinstead also is eligible to receive (i) a cash bonus each year related to the attainment of management objectives specified by the Board of Directors and (ii) additional payments of $16,000 in 1996, 1997 and 1998. In the event Mr. Grinstead's employment is terminated by the Company without cause (as defined) or by him for good cause (as defined), the Company will pay Mr. Grinstead during the 24-month period following his termination a monthly amount equal to one-twelfth of the sum of Mr. Grinstead's annual base salary as of the date of termination and the average bonus paid to him during the three years preceding his termination (the "Average Bonus Amount"). The Company also will continue Mr. Grinstead's benefits for such period, subject to earlier termination under certain circumstances. If his employment is terminated by the Company for failure to perform his assigned duties, he will continue to receive his annual base salary and benefits during the six-month period following such termination. Notwithstanding the foregoing, in the event that Mr. Grinstead's employment is terminated for any of the above reasons within 12 months following a Change in Control (as defined) of the Company, Mr. Grinstead will be entitled to receive, in lieu of the payments described above, a lump sum payment equal to 300% of the sum of his annual base salary and his Average Bonus Amount.

         In accordance with the terms of Mr. Grinstead's previous employment agreement, the Company loaned $190,000 to Mr. Grinstead in December 1992 pursuant to the terms of a promissory note bearing simple interest at a rate of 6% per year, which originally provided for the payment of principal and all accrued interest on the earlier of December 23, 1995 or the expiration or termination of Mr. Grinstead's employment by the Company, but is currently payable on demand. Such loan remained outstanding as of December 31, 1998, at which date the total unpaid balance of principal and interest was $258,650.

         The Company is party to an employment agreement with Dr. Agrawal for the period commencing July 1, 1996 and ending June 30, 2000. Under this agreement, Dr. Agrawal serves as Senior Vice President of Discovery and Chief Scientific Officer of the Company and is currently entitled to receive an annual base salary of $250,000. Dr. Agrawal is eligible to receive a cash bonus each year related to the attainment of management objectives specified by the Chief Executive Officer and the Board of Directors. In the event Dr. Agrawal's employment is terminated by the Company without cause (as defined) or by him for good cause (as defined), the Company will pay Dr. Agrawal during the 24-month period following his termination a monthly amount equal to one-twelfth of the sum of Dr. Agrawal's annual base salary as of the date of termination and the average bonus paid to him during the three years preceding his termination (the "Average Bonus Amount"). The Company will also continue Dr. Agrawal's benefits for such period, subject to earlier termination under certain circumstances. If his employment is terminated by the Company for failure to perform his assigned duties, he will continue to receive his annual base salary and benefits during the six-month period following such termination. Notwithstanding the foregoing, in the event that Dr. Agrawal's employment is terminated for any of the above reasons within 12 months following a Change in Control (as defined) of the Company, Dr. Agrawal will be entitled to receive, in lieu of the payments described above, a lump sum payment equal to 300% of the sum of his annual base salary and his Average Bonus Amount.

         The employment agreements entered into between the Company and each of Mr. Grinstead and Dr. Agrawal also provide that all stock options held by any of the Named Executive Officers (including existing options and options to be granted in the future) shall include terms providing (i) that in the event that such Named Executive Officer's employment is terminated by the Company without cause or by him for good cause the exercisability of such stock options will be accelerated by two years and such stock options will be exercisable for a two-year period following termination and (ii) that in the event of certain changes in control of the Company, its liquidation or the sale of all or substantially all of its assets, all such stock options not then exercisable will vest and become immediately exercisable. The Company is also a party to registration rights agreements with Mr. Grinstead that provide that in the event the Company proposes to register any of its securities under the Securities Act, at any time, with certain exceptions, Mr. Grinstead shall be entitled to include the shares of Common Stock held by him in such registration, subject to the right of the managing underwriter of any underwritten offering to exclude from such registration for marketing reasons some or all of such shares. The Company also is a party to indemnification agreements with Mr. Grinstead pursuant to which the Company has agreed to indemnify him for certain liabilities, including liabilities arising under the Securities Act.

         Stock options to purchase an aggregate of 207,513 shares of Common Stock granted to the Named Executive Officers pursuant to the 1990 Plan provide that, upon a change in control (as defined in the 1990 Plan), all options granted thereunder will become fully exercisable. In addition, pursuant to the terms of the employment agreements entered into between the Company and each of the Named Executive Officers described above (i) in April 1997, stock options to purchase an aggregate of 156,069 shares of Common Stock granted to the Named Executive Officers under the Company's 1995 Plan were amended to provide that such options will become fully exercisable upon a change in control of the Company, and (ii) all stock options granted to the Named Executive Officers after March 1, 1997 will provide that such options will become fully exercisable upon a change of control of the Company.


Compensation Committee Interlocks and Insider Participation

         On June 16, 1998 the Board of Directors re-established a Compensation Committee consisting of Messrs. Berry and El-Zein and Dr. Wyngaarden. None of the directors or executive officers of the Company had any "interlock" relationships to report during the Company's fiscal year ended December 31, 1998.

         Since January 1, 1998, the Company has entered into or is engaged in certain ongoing transactions with (i) Pillar S.A., Pillar Investment, Pillar Limited and Charles River Building Limited Partnership, entities of which Messrs. El-Zein and Menhall are affiliates; (ii) entities advised by Pecks, an entity of which Mr.

Berry is a principal and (iii) Forum, an entity of which Mr. Purkey is an affiliate. See "Certain Transactions."


Report of the Compensation Committee on Executive Compensation

         The Company's Compensation Committee is responsible for establishing compensation policies with respect to the Company's executive officers, including the Chief Executive Officer and the other executive officers named in the Summary Compensation Table, and setting the compensation for these individuals.

         The Compensation Committee seeks to achieve three broad goals in connection with the Company's executive compensation programs and decisions regarding individual compensation. First, the Compensation Committee structures executive compensation programs in a manner that it believes will enable the Company to attract and retain key executives. In order to ensure continuity of certain key members of management, the Board of Directors has historically approved multi-year employment contracts for its executives. Second, the Compensation Committee establishes compensation programs that are designed to reward executives for the achievement of business objectives of the Company and/or the individual executive's particular area of responsibility. By linking compensation in part to achievement, the Compensation Committee believes that a performance-oriented environment is created for the Company's executives. Finally, the Company's executive compensation programs are intended to provide executives with an equity interest in the Company so as to link a portion of the compensation of the Company's executives with the performance of the Company's Common Stock.

         The compensation programs for the Company's executives established by the Compensation Committee generally consist of three elements based upon the foregoing objectives: base salary; cash bonuses and a stock-based equity incentive in the form of participation in the Company's stock option plans. The Compensation Committee did not consider cash bonuses in 1998 due to the Company's cash position.

         In establishing base salaries for the executive officers, including the Chief Executive Officer, which base salaries have been fixed in the executive officers' employment agreements, the Board of Directors monitors salaries at other companies, particularly those that are in the same industry as the Company or related industries and/or located in the same general geographic area as the Company, considers historic salary levels of the individual and the nature of the individual's responsibilities and compares the individual's base salary with those of other executives at the Company. The Compensation Committee also considers the challenges involved in retaining first-rate managerial personnel in the antisense field because of the new nature of this technology. To the extent determined to be appropriate, the Compensation Committee also considers general economic conditions, the Company's financial performance and the individual's performance.

         The Compensation Committee uses stock options as a significant element of the compensation package of the Company's executive officers, including the Chief Executive Officer, because they provide an incentive to executives to maximize stockholder value and because they reward the executives only to the extent that stockholders also benefit. The timing and amounts of such grants depends upon a number of factors, including new hires of executives, the executives' current stock and option holdings and such other factors as the Compensation Committee deems relevant. In granting stock options in 1998 to the Company's executives, including Mr. Grinstead, the Compensation Committee considered a variety of factors, including the Company's accomplishments in the areas of product development, enhancement of the Company's patent and licensing position, restructuring and increased development of the Hybridon Specialty Products Division. Likewise, the grant of stock options to Mr. Grinstead in 1998 was based on the Compensation Committee's judgment as to the leadership role Mr. Grinstead played with respect to these accomplishments. When granting stock options, it has generally been the policy of the Compensation Committee to fix the exercise price of such options at 100% of the fair market value of the Common Stock on the date of grant.

         Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to its chief executive officer and its four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. In this regard, the Company has limited the number of shares subject to stock options which may be granted to Company employees in a manner that complies with the performance-based requirements of Section
162(m). Based on the compensation awarded to Mr. Grinstead and the other executive officers of the Company, it does not appear that the Section 162(m) limitation will have a significant impact on the Company in the near term. While the Committee does not currently intend to qualify its incentive awards as a performance-based plan, it will continue to monitor the impact of Section 162(m) on the Company.

                                                      COMPENSATION COMMITTEE OF
                                                      THE BOARD OF DIRECTORS

                                                      Arthur W. Berry
                                                      Youssef El-Zein
                                                      James B. Wyngaarden


Comparative Stock Performance

The comparative stock performance graph below compares the cumulative stockholder return on the Company's Common Stock for the period from January 25, 1996 (the effective date of the initial public offering of the Company's Common Stock) through December 31, 1998 with the cumulative total return on (i) the Nasdaq Market Index and (ii) a peer group index (the "SIC Code Index") selected by the Company which is comprised of the 90 publicly traded companies, including the Company, that are currently grouped under the Standard Industrial Code pertaining to businesses engaged in the manufacture or development of biological products other than diagnostic substances (assuming the investment of $100 in the Company's Common Stock, the Nasdaq Market Index and the SIC Code Index on January 25, 1996 and reinvestment of all dividends). Measurement points are on January 25, 1996, December 31, 1996, December 31, 1997, March 31, 1998, June 30,
1998, September 30, 1998 and the last trading day of the year ended December 31, 1998. Prior to January 25, 1996, the Company's Common Stock was not registered under the Exchange Act.


      Measurement Period                                                 Nasdaq Market
    (Fiscal Year Covered)                Hybridon Inc                        Index                      SIC Code Index
    ---------------------                ------------                        -----                      --------------

           1/25/96                           100.00                           100.00                         100.00

           12/31/96                           55.95                           120.16                          94.51

           12/31/97                            5.71                           146.98                         102.98

           3/31/98                             4.76                           172.26                         114.33

           6/30/98                             4.76                           176.71                         112.88

           9/30/98                             4.29                           159.27                         116.51

           12/31/98                            3.10                           207.04                         161.67


                               [GRAPH OMMITTED]

        PROPOSAL 2 -- APPROVAL OF AMENDMENT TO 1997 STOCK INCENTIVE PLAN

         The Board of Directors has approved an amendment to the company's 1997 Stock Incentive Plan (the "1997 Plan") which, if adopted, would increase the number of shares authorized for issuance thereunder by 2,000,000 shares.

         The 1997 Plan was adopted by the Board of Directors on March 20, 1997 and approved by the Company's stockholders on April 21, 1997. Currently, the 1997 Plan provides for the issuance of up to 4,500,000 shares of Common Stock. The Board of Directors believes that the continued growth and profitability of the Company depends, in large part, upon the ability of the Company to maintain a competitive position in attracting, retaining and motivating key personnel. As of April 16,1999, approximately 1,300,000 shares were available for future Awards under the Company's 1997 Plan. Accordingly, on February 22, 1999, the Board of Directors authorized, subject to shareholder approval, an amendment to the 1997 Plan that increases the number of shares of Common Stock available for issuance under the 1997 Plan from 4,500,000 shares to 6,500,000 shares (subject to a proportionate adjustment for certain changes in the Company's capitalization, such as a stock split). The increase in the number of shares of Common Stock reserved for issuance under the 1997 Plan will permit the Company to continue the operation of the 1997 Plan for the benefit of new participants, as well as to allow additional awards to current participants.

         The major features of the 1997 Plan are summarized below, which summary is qualified in its entirety by the actual text of the 1997 Plan. The text of the amendment, subject to your approval, appears as Exhibit A to the Proxy Statement. The Company will furnish without charge a copy of the 1997 Plan to any stockholder of the Company upon receipt from any such person of an oral or written request for the 1997 Plan. Such request should be sent to the Company, Attention of Investor Relations, 155 Fortune Blvd., Milford, Massachusetts 01757, or made by telephone at (508) 482-7500.

Description of Awards

         The 1997 Plan provides for the grant of options that are intended to qualify as incentive stock options within the meaning of Section 422 of the Code ("incentive stock options"), options not intended to qualify as incentive stock options ("nonstatutory stock options"), restricted stock awards and other stock-based awards, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights (collectively "Awards").

Incentive Stock Options and Nonstatutory Stock Options

         Optionees receive the right to purchase a specified number of shares of Common Stock at some time in the future at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options may be granted at an exercise price which may be less than, equal to or greater than the fair market value of the Common Stock on the date of grant. Under present law, however, incentive stock options and options intended to qualify as performance-based compensation under Section 162(m) of the Code may not be granted at an exercise price less than the fair market value of the Common Stock on the date of grant (or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding 10% or more of the voting power of the Company). The 1997 Plan permits the Board of Directors to determine the manner of payment of the exercise price of options, including through payment by cash, check or in connection with a "cashless exercise" through a broker, by surrender to the Company of shares of Common Stock, by delivery to the Company of a promissory note, or by any other lawful means.

Restricted Stock Awards

         Restricted Stock Awards entitle recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable Award are not satisfied prior to the end of the applicable restriction period established for such Award.

Other Stock-Based Awards

         Under the 1997 Plan, the Board has the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights.

Eligibility to Receive Awards

         Officers, employees, directors, consultants and advisors of the Company and its subsidiaries are eligible to be granted Awards under the 1997 Plan. Under present law, however, incentive stock options may only be granted to employees. The maximum number of shares with respect to which an Award may be granted to any participant under the 1997 Plan may not exceed 500,000 shares per calendar year.

         As of April 16, 1999, approximately 65 persons were eligible to receive Awards under the 1997 Plan, including all of the Company's employees and consultants, and the Company's two executive officers and eight non-employee directors. The granting of Awards under the 1997 Plan is discretionary, and the Company cannot now determine the number or type of Awards to be granted in the future to any particular person or group.

Administration

         The 1997 Plan is administered by the Board of Directors. The Board has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 1997 Plan and to interpret the provisions of the 1997 Plan. Pursuant to the terms of the 1997 Plan, the Board of Directors may delegate authority under the 1997 Plan to one or more committees of the Board, and subject to certain limitations, to one or more executive officers of the Company. Subject to any applicable limitations contained in the 1997 Plan, the Board of Directors, or any committee or executive officer to whom the Board delegates authority, as the case may be, selects the recipients of Awards and determines (i) the number of shares of Common Stock covered by options and the dates upon which such options become exercisable, (ii) the exercise price of options, (iii) the duration of options, and (iv) the number of shares of Common Stock subject to any restricted stock or other stock-based Awards and the terms and conditions of such Awards, including conditions for repurchase, issue price and repurchase price.

         The Board of Directors is required to make appropriate adjustments in connection with the 1997 Plan and any outstanding Awards to reflect stock dividends, stock splits and certain other events. In the event of a merger, liquidation or other Acquisition Event (as defined in the 1997 Plan), the 1997 Plan provides that the vesting of all outstanding Options or other stock-based Awards will accelerate, making them fully exercisable prior to or upon consummation of the Acquisition Event.

         If any Award expires or is terminated, surrendered, canceled or forfeited, the unused shares of Common Stock covered by such Award will again be available for grant under the 1997 Plan.

Amendment or Termination

         No Award may be made under the 1997 Plan after March 20, 2007, but Awards previously granted may extend beyond that date. The Board of Directors may at any time amend, suspend or terminate the 1997 Plan, except that no outstanding Award designated as subject to Section 162(m) of the Code by the Board of Directors after the date of such amendment shall become exercisable, realizable or vested (to the extent such amendment was required to grant such Award) unless and until such amendment shall have been approved by the Company's stockholders.

Federal Income Tax Consequences

         The following is a summary of the United States federal income tax consequences that generally will arise with respect to Awards granted under the 1997 Plan and with respect to the sale of Common Stock acquired under the 1997 Plan.

Incentive Stock Options

         In general, a participant will not recognize taxable income upon the grant or exercise of an incentive stock option. Instead, a participant will recognize taxable income with respect to an incentive stock option only upon the sale of Common Stock acquired through the exercise of the option ("ISO Stock"). The exercise of an incentive stock option may, however, subject the participant to the alternative minimum tax. Generally, the tax consequences of selling ISO Stock will vary with the length of time that the participant has owned the ISO Stock at the time it is sold. If the participant sells ISO Stock after having owned it for at least two years from the date the option was granted (the "Grant Date") and one year from the date the option was exercised (the "Exercise Date"), then the participant will recognize long-term capital gain in an amount equal to the excess of the sale price of the ISO Stock over the exercise price.

         If the participant sells ISO Stock for more than the exercise price prior to having owned it for at least two years from the Grant Date and one year from the Exercise Date (a "Disqualifying Disposition"), then all or a portion of the gain recognized by the participant will be ordinary compensation income and the remaining gain, if any, will be a capital gain. This capital gain will be a long-term capital gain if the participant has held the ISO Stock for more than one year prior to the date of sale.

         If a participant sells ISO Stock for less than the exercise price, then the participant will recognize capital loss equal to the excess of the exercise price over the sale price of the ISO Stock. This capital loss will be a long-term capital loss if the participant has held the ISO Stock for more than one year prior to the date of sale.

Nonstatutory Stock Options

         As in the case of an incentive stock option, a participant will not recognize taxable income upon the grant of a nonstatutory stock option. Unlike the case of an incentive stock option, however, a participant who exercises of a nonstatutory stock option generally will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the Common Stock acquired through the exercise of the option ("NSO Stock") on the Exercise Date over the exercise price.

         With respect to any NSO Stock, a participant will have a tax basis equal to the exercise price plus any income recognized upon the exercise of the option. Upon selling NSO Stock, a participant generally will recognize capital gain or loss in an amount equal to the excess of the sale price of the NSO Stock over the participant's tax basis in the NSO Stock. This capital gain or loss will be a long-term gain or loss if the participant has held the NSO stock for more than one year prior to the date of the sale.

Restricted Stock Awards

         A participant will not recognize taxable income upon the grant of a restricted stock Award, unless the participant makes an election under Section 83(b) of the Code (a "Section 83(b) Election"). If the participant makes a
Section 83(b) Election within 30 days of the date of the grant, then the participant will recognize ordinary income, for the year in which the Award is granted, in an amount equal to the difference between the fair market value of the Common Stock at the time the Award is granted and the purchase price paid for the Common Stock. If a Section 83(b) Election is not made, the participant will recognize ordinary income, at the time that the forfeiture provisions or restrictions on transfer lapse, in an amount equal to the difference between the fair market value of the Common Stock at the time of such lapse and the original purchase price paid for the

Common Stock. The participant will have a basis in the Common Stock acquired equal to the sum of the price paid and the amount of ordinary compensation income recognized.

         Upon the disposition of the Common Stock acquired pursuant to a restricted stock Award, the participant will recognize a capital gain or loss equal to the difference between the sale price of the Common Stock and the participant's basis in the Common Stock. The gain or loss will be a long-term gain or loss if the shares are held for more than one year. For this purpose, the holding period shall begin just after the date on which the forfeiture provisions or restrictions lapse if a Section 83(b) Election is not made, or just after the Award is granted if a Section 83(b) Election is made.

Other Stock-Based Awards

         The tax consequences associated with any other stock-based Award granted under the 1997 Plan will vary depending on the specific terms of such Award, including whether or not the Award has a readily ascertainable fair market value, whether or not the Award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the Award, the applicable holding period and the participant's tax basis.

Tax Consequences to the Company

         The grant of an Award under the 1997 Plan will have no tax consequences to the Company. Moreover, in general, neither the exercise of an incentive stock option nor the sale of any Common Stock acquired under the 1997 Plan will have any tax consequences to the Company. The Company generally will be entitled to a business-expense deduction, however, with respect to any ordinary compensation income recognized by a participant under the 1997 Plan, including as a result of the exercise of a nonstatutory stock option, a Disqualifying Disposition or a
Section 83(b) Election. Any such deduction will be subject to the limitations of
Section 162(m) of the Code. The Company will have a withholding obligation with respect to any ordinary compensation income recognized by participants under the 1997 Plan who are employees or otherwise subject to withholding in connection with the exercise of a nonstatutory stock option or a Section 83(b) Election.

Amendment No. 1 to the 1997 Plan

         At the 1998 Annual Meeting of Stockholders, the stockholders approved an amendment to the 1997 Plan that (1) increased the number of shares of Common Stock available for issuance under the 1997 Plan from 600,000 shares (after taking into account the one-for-five reverse stock split of the Company's Common Stock effected in December 1997) to 4,500,000 shares (subject to a proportionate adjustment for certain changes in the Company's capitalization, such as a stock split), and (2) increased the number shares of Common Stock with respect to which an Award may be granted to a participant under the 1997 Plan per calendar year from 100,000 (after taking into account the reverse stock split referred to above) to 500,000 (which represents the same number of shares which could have been granted before such reverse stock split).


         THE BOARD OF DIRECTORS BELIEVES THAT APPROVAL OF THE AMENDMENT OF THE 1997 PLAN IS IN THE BEST INTERESTS OF THE COMPANY AND THE STOCKHOLDERS AND THEREFORE, UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF THE AMENDMENT OF THE 1997 PLAN.

                     PROPOSAL 3 -- APPROVAL OF AMENDMENT TO
                         1995 DIRECTOR STOCK OPTION PLAN

         The Board of Directors has approved an amendment to the Company's 1995 Director Stock Option Plan (the "Director Plan") which, if adopted, would increase the number of shares authorized for issuance thereunder by 350,000 shares.

         The Director Plan was adopted by the Board of Directors on October 30, 1995. Currently, the plan provides for the issuance of up to 50,000 shares of the Common Stock. The Board of Directors believes that the continued growth and profitability of the Company depends, in large part, upon the ability of the Company to maintain a competitive position in attracting and retaining ownership in the Company by outside directors. As of April 16,1999, 29,000 shares were available for stock option grants under the Director Plan. Accordingly, on February 22, 1999, the Board of Directors authorized, subject to shareholder approval, an amendment to the Director Plan that increases the number of shares of Common Stock available for issuance under the Director Plan to 400,000 shares (subject to a proportionate adjustment for certain changes in the Company's capitalization, such as a stock split.)

         Additionally, the Director Plan provides for automatic annual grants to each outside director of an option to purchase 5,000 shares of the Company's Common Stock. As a result of the one-for-five reverse stock split effected in December 1997, the number of options to purchase the Company's Common Stock granted to each outside director was adjusted so that each outside director received options to purchase 1,000 shares of Common Stock in 1998 (and will receive an additional 1,000 options on May 1, 1999) instead of 5,000 on both dates, although the Director Plan does not require this adjustment. Management of the Company believes that in order to maintain a competitive position in attracting and retaining ownership in the Company by outside directors it is necessary to make an annual grant of an option to purchase 5,000 shares of Common Stock to each director under the Director Plan. Accordingly, on February 22, 1999, the Board of Directors authorized, subject to stockholder approval, a one-time grant of options to purchase 8,000 shares of the Company's Common Stock (which, in addition to the options to purchase 1,000 shares granted, or to be granted in each of 1998 and 1999, as described above, would give each outside director options to purchase a total of 10,000 shares, or 5,000 for each of 1998 and 1999, of the Company's Common Stock.)

         For the reasons discussed in the paragraph above, on February 22, 1999, the Board of Directors authorized, subject to stockholder approval, an amendment to the Director Plan that clarifies that options to purchase 5,000 shares of Common Stock be granted to each outside director (annually and upon appointment to the Board).


         The major features of the 1997 Plan are summarized below, which summary is qualified in its entirety by the actual text of the Director Plan. The text of the amendment, subject to your approval, appears as Exhibit B to the Proxy Statement. The Company will furnish without charge a copy of the Director Plan to any stockholder of the Company upon receipt from any such person of an oral or written request for the Director Plan. Such request should be sent to the Company, Attention of Investor Relations, 155 Fortune Blvd., Milford, Massachusetts 01757, or made by telephone at (508) 482-7500.


Description of Awards

         The Director Plan provides for the grants of non-qualified stock options to the Company's non-employee directors.

         Optionees receive the right to purchase a specified number of shares of Common Stock at some time in the future at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options may only be granted at an exercise price equal to the fair market value of the Common Stock on the date of grant. An Option becomes exercisable on the first anniversary of the date on which the option was granted, provided that the optionee continues to serve as a director of the Company on such date. Each option terminates and may no longer be exercised on the earlier of (i) that date 10 years after the date on which the option was granted or (ii) the date 60 days after the optionee ceases to serves as a director of the Company. The Director Plan permits the exercise of an option only by written notice to the Company at its principal office accompanied by payment in cash of the full consideration for the shares as to which the option is exercised.

         The reported closing bid price of the Common Stock on the NASD OTC Bulletin Board on April 16, 1999 was $1.25 per share. Subject to stockholder approval at the Annual Meeting, non-employee directors will receive options to purchase a total of 64,000 shares of the Company's Common Stock as of June 8, 1999.

Eligibility to Receive Options

         Directors of the Company who are not full time employees of the Company or any subsidiary of the Company ("outside directors") are eligible to be granted options under the Director Plan.

         As of April 16, 1999, there were eight outside directors eligible to receive Options under the Director Plan.

                                               Amended Plan Benefits
                                          1995 Director Stock Option Plan

Name and Position                                   Dollar Value ($)                         Number of Units
-----------------                                   ----------------                         ---------------

E. Andrews Grinstead, III
Chairman of the Board, President                            0                                       0
and Chief Executive Officer

Sudhir Agrawal
Senior Vice President of                                    0                                       0
Discovery, Chief Scientific
Officer and Director

Executive Group                                             0                                       0

Non-Executive Director Group                               (1)                                  72,000(2)

Non-Executive Officer Employee                              0                                       0
Group

------------------
(1) Options are granted with an exercise price equal to the fair market value of the underlying Common Stock on the date of the grant.

(2) Reflects option grants to be made in 1999 to directors who are not employees of the Company ("outside directors")as follows: (i) options to purchase 1,000 shares are being granted to each of eight outside directors on May 1, 1999, and (ii) options to purchase 8,000 shares of the Company's Common Stock are being granted to each outside director serving on June 8, 1999.


Administration

         The Director Plan is administered by the Board of Directors. The Board has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the Director Plan and to interpret the provisions of the Director Plan.

         The Board of Directors is required to make appropriate adjustments in connection with the Director Plan and any outstanding options to reflect stock dividends, stock splits and certain other events. In the event of a merger, liquidation or other Change in Control (as defined in the Director Plan), the Director Plan provides that the vesting of all outstanding options will accelerate, making them fully exercisable prior to or upon consummation of the Change in Control.

         If any option expires or is terminated, surrendered, canceled or forfeited, the unused shares of Common Stock covered by such option will again be available for grant under the Director Plan.

Amendment or Termination

         The Board of Directors may suspend, terminate or discontinue the Director Plan or amend it in any respect whatsoever; provided, however, that without approval of the stockholders of the Company, no amendment may (i) increase the number of shares subject to the Director Plan, (ii) materially modify the requirements as to eligibility to receive options under the Director Plan, or (iii) materially increase the benefits accruing to participants in the Director Plan; and provided further that the Board of Directors may not amend those provisions of the Director Plan concerning participation in the plan, option grant dates, or option exercise price more frequently than once every six months, other than to comply with changes in the Internal Revenue Code or the rules thereunder.


Federal Income Tax Consequences

         The following is a summary of the United States federal income tax consequences that generally will arise with respect to the options granted under the Director Plan and with respect to the sale of Common Stock acquired under the Director Plan.

Tax Consequences to Participants

         A participant will not recognize taxable income upon the grant of an option. However, a participant who exercises an option generally will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the Common Stock acquired through the exercise of the option ("Option Stock") on the Exercise Date over the exercise price.

         With respect to any Option Stock, a participant will have a tax basis equal to the exercise price plus any income recognized upon the exercise of the option. Upon selling Option Stock, a participant generally will recognize capital gain or loss in an amount equal to the excess of the sale price of the Option Stock over the participant's tax basis in the Option Stock. This capital gain or loss will be a long-term gain or loss if the participant has held the Option Stock for more than one year prior to the date of the sale.

Tax Consequences to the Company

         The grant of an option under the Director Plan will have no tax consequences to the Company. Moreover, the sale of any Common Stock acquired under the Director Plan will not have any tax consequences to the Company. The Company generally will be entitled to a business-expense deduction, however, with respect to any ordinary compensation income recognized by a participant under the Director Plan, including as a result of the exercise of a nonstatutory stock option.

         THE BOARD OF DIRECTORS BELIEVES THAT APPROVAL OF THE AMENDMENT OF THE DIRECTOR PLAN IS IN THE BEST INTERESTS OF THE COMPANY AND THE STOCKHOLDERS AND THEREFORE, UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF THE AMENDMENT OF THE DIRECTOR PLAN.

             PROPOSAL 4 -- RATIFICATION OF THE SELECTION OF AUDITORS

         The Board of Directors has selected Arthur Andersen LLP as auditors of the Company for the year ending December 31, 1999, subject to ratification by stockholders at the Annual Meeting. If the stockholders do not ratify the selection of Arthur Andersen LLP, the Board of Directors will reconsider the matter. A representative of Arthur Andersen LLP, which served as auditors for the year ended December 31, 1998, is expected to be present at the Annual Meeting to respond to appropriate questions, and to make a statement if he or she so desires.

         THE BOARD OF DIRECTORS BELIEVES THAT APPROVAL TO RATIFY THE SELECTION OF AUDITORS IS IN THE BEST INTERESTS OF THE COMPANY AND THE STOCKHOLDERS AND THEREFORE, UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF THE AUDITORS.


                  STOCKHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

         Any proposal that a stockholder intends to present at the 2000 Annual Meeting of Stockholders must be submitted to the Secretary of the Company at its offices, 155 Fortune Blvd., Milford, Massachusetts 01757, no later than January 8, 2000 in order to be considered for inclusion in the Proxy Statement relating to that meeting.


                                  OTHER MATTERS

         The Board of Directors knows of no other business which will be presented for consideration at the Annual Meeting other than that described above. However, if any other business should come before the Annual Meeting, it is the intention of the persons named in the enclosed Proxy to vote, or otherwise act, in accordance with their best judgment on such matters.

         The Company will bear the costs of soliciting proxies. In addition to solicitations by mail, the Company's directors, officers and regular employees may, without additional remuneration, solicit proxies by telephone, telegraph, facsimile and personal interviews. The Company will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy material to those persons for whom they hold shares and request instructions for voting the proxies. The Company will reimburse such brokerage houses and other persons for their reasonable expenses in connection with this distribution.


         THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING AND YOUR COOPERATION IS APPRECIATED. STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                                            By Order of the Board of Directors,



                                            Cheryl M. Northrup, Secretary
April 30, 1999

                                    EXHIBIT A

                                 HYBRIDON, INC.
                           --------------------------

                            1997 STOCK INCENTIVE PLAN
                           --------------------------

AMENDMENT NO. 2 TO THE 1997 STOCK INCENTIVE PLAN OF HYBRIDON, INC.

         The first sentence of Subsection 4(a) of the 1997 Stock Incentive Plan of Hybridon, Inc. will be amended and restated in its entirety to provide as follow, subject to stockholder approvals:

         "Subject to adjustment under subsection (c) below, Awards may be made under the Plan for up to 6,500,000 shares of Common Stock."


                                            Adopted by the Board of Directors on
                                            February 22, 1999

                                            Approved   by  the stockholders of
                                            the   Company   on June __, 1999.

                                    EXHIBIT B

                                 HYBRIDON, INC.
                                 --------------

                         1995 DIRECTOR STOCK OPTION PLAN
                         -------------------------------


AMENDMENT NO. 1 TO THE 1995 DIRECTOR STOCK OPTION PLAN OF HYBRIDON, INC.

         Subsection 4(a) of the 1995 Director Stock Option Plan (the "Director Plan") of Hybridon, Inc. will be amended and restated in its entirety, subject to stockholder approval as follows:

                  "(a) The maximum number of shares of the Company's Common stock ("Common Stock"), which may be issued under the Plan shall be 400,000 shares, subject to adjustment as provided in Section 7."


         Subsection 5(a) of the Director Plan is hereby amended to add subsections (iv) and (v), subject to stockholder approval as follows:

                  "(iv) each person who is an eligible outside director on June 8, 1999 shall be granted an option to purchase 8,000 shares of the Company's Common Stock on June 8, 1999.

                  (v) notwithstanding any prior interpretation of the formula in subsection (a) of this section by reason of the one-for-five reverse stock split with respect to the Common Stock effected in December 1997, it is hereby confirmed that the grant to each eligible outside director referred to in subsection (a) of this section shall be a grant to purchase 5,000 shares of Common Stock."


         Subsection 5(d)(i) of the Director Plan is hereby amended and restated in its entirety, subject to stockholder approval, as follows:

                  "(i) General.  Each option  described in clauses (i), (ii) and
         (iv) of Section 5(a) shall become exercisable on the first anniversary of the Option Grant Date, and each option described in clauses (iii) and (v) of Section 5(a) shall become exercisable on the day prior to the first anniversary of the Option Grant Date; provided, however, that in each instance described herein the optionee continues to serve as a director on such dates."

                                          Adopted by the Board of Directors on
                                          February 22, 1999

                                          Approved   by  the stockholders of
                                          the   Company   on June __, 1999.

This Proxy when properly executed will be voted in the manner directed by the undersigned stockholder(s). If no other indication is made, the proxies shall vote "FOR" proposed numbers 1,2,3 and 4.


Please mark [X]
your votes as indicated in this
example


1)  Election of Class I Directors.

                           For  All
For      Withhold          Except
[  ]     [   ]              [  ]

Nominees:  Nasser Menhall, Arthur W. Berry and Harold
L. Purkey.

If you do not wish your shares voted "FOR" a particular nominee, mark the "For All Except" box and strike a line through the nominee(s) name. Your shares will be voted for the remaining nominee(s).

2)  Approval of the  amendment  to the
Company's 1997 Stock Incentive Plan.

For      Against   Abstain
[  ]     [   ]     [  ]

3)  Approval of the amendment to the
Company's 1995 Director Stock Option
Plan.

For      Against  Abstain
[  ]     [  ]     [   ]

4) Ratification of selection of Arthur Andersen LLP as independent auditors of the Company for the current year.

For      Against  Abstain
[  ]     [   ]    [   ]

A vote FOR the director nominees and FOR proposal numbers 2,3 and 4 is recommended by the Board of Directors.

Mark this box at right if comments or address change have been noted on the reverse side of this card.

Please be sure to sign and date this Proxy.

Please sign this proxy exactly as your name appear hereon. Joint Owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign. If a corporation or partnership, the signature should be that of an authorized officer who should state his or her title.

Date:___________________


________________________
Stockholder Signature

PLEASE VOTE, DATE AND SIGN ON
OTHER SIDE AND RETURN
PROMPTLY IN ENCLOSED
ENVELOPE

                                 HYBRIDON, INC.

Dear Stockholder:

Please take note of the important information enclosed with this Proxy Ballot. There are a number of issues related to the management and operation of your Company that require you immediate attention and approval. These are discussed in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares shall be voted. Then sign and date the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Stockholders to be held on June 8, 1999.

Thank you in advance for your prompt consideration of these matters.

Sincerely,


Hybridon, Inc.

                                 HYBRIDON, INC.

                         PROXY SOLICITED BY THE BOARD OF
                           DIRECTORS Annual Meeting of
                           Stockholders - June 8, 1999

Those signing on the reverse side, revoking prior proxies, hereby appoint(s) E. Andrews Grinstead, III, Robert G. Andersen and Cheryl M. Northrup, or each or any of them with full power of substitution, as proxies for those signing on the reverse side to act and vote all shares of stock of Hybridon, Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the 1999 Annual Meeting of Stockholders of the Company and at any adjournments thereof as indicated upon all matters referred to on the reverse side and described in the Proxy Statement for the Meeting, and, in their discretion, upon any other matters which may properly come before the Meeting. Attendance of the undersigned at the Meeting or at any adjournment thereof will not be deemed to revoke this proxy unless those signing on the reverse side shall revoke this proxy in writing.

         HAS YOUR ADDRESS CHANGED?                 DO YOU HAVE ANY COMMENTS?


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